SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2005, the Board of Directors of Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) approved new compensation arrangements for the Company’s Executive Officers, as described below.

The Company’s Board of Directors approved new base salaries for fiscal year 2006 and bonuses for performance in the fiscal year 2005 for the Company’s Executive Officers, as follows.

Executive Officer	Position	2006 Salary	2005 Bonus
Samuel K. Ackerman, M.D.	Chairman, President and Chief Executive Officer	$371,000	$227,500
Peyton J. Marshall, Ph.D.	Executive Vice President and Chief Financial	$254,400	$75,000
	Officer
Graham P. Allaway, Ph.D.	Chief Operating Officer	$224,200	$76,500

The Compensation Committee of the Company’s Board of Directors reviews the Company’s annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short term financial and milestone target achievement performance objectives of the Company as a whole. The Executive Officers of the Company then have an opportunity to earn a payout proportionate to their individual target bonuses in each fiscal year, based on whether the Company partially meets, meets or exceeds its performance objectives for the year. The Compensation Committee and the Board of Directors have discretionary authority to award full bonuses or special bonuses for special achievements.

On December 20, 2005, the Company’s Board of Directors also approved the Company’s entry into indemnification agreements, in the form filed as Exhibit 10.1 hereto, with each of its Directors and Executive Officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its Directors and Executive Officers to the fullest extent authorized or permitted by the provisions of the Company’s certificate of incorporation, bylaws and the Delaware General Corporation Law (the “Code”), including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.

There are certain exceptions from the Company’s obligation to indemnify its Directors and Executive Officers, including for “short-swing” profit claims under Section 16(b) of the Securities Exchange Act of 1934, losses that are as a result of conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, or that constituted a breach of the duty of loyalty to the Company or resulted in any improper personal profit or advantage, or in connection with any proceeding initiated by such director or officer, or any proceeding by such director or officer against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Code, or (iv) the proceeding is initiated to enforce a claim for indemnification pursuant to the indemnification agreement.

All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director or officer, who is a party to an indemnification agreement, is a director, officer, employee or other agent of the Company (or is or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director or officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: December 22, 2005

By: /s/ Peyton J. Marshall

Peyton J. Marshall, Ph.D.

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

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